Exhibit 99.1


FOR IMMEDIATE RELEASE               For Information Contact:
                                    Maryanne Lataif
                                    Vice President, Corporate Communications
                                    Activision, Inc.
                                    (310) 255-2704
                                    mlataif@activision.com

                                    Kristin Mulvihill Southey
                                    Vice President, Investor Relations
                                    Activision, Inc.
                                    (310) 255-2635
                                    ksouthey@activision.com


                                ACTIVISION NAMES
                      THOMAS TIPPL CHIEF FINANCIAL OFFICER

            Brings a Wealth of Global Financial Management Experience
                               to Videogame Leader

          To Replace William Chardavoyne Who Leaves at Fiscal Year End


Santa Monica, CA - September 12, 2005 - Activision (Nasdaq: ATVI) announced today that Thomas Tippl has been appointed chief financial officer. Mr. Tippl succeeds William Chardavoyne who will leave the company to pursue other interests at the end of fiscal year 2006 after serving more than five years as Activision's chief financial officer. Tippl will work closely with Chardavoyne through the end of the fiscal year (March 31, 2006).

A 14 year veteran of Procter & Gamble, Tippl has held leadership positions in investor relations, global treasury, financial and strategic planning, acquisitions and divestitures, and financial management of business units in Asia, Europe and North America. Tippl will report directly to Mike Griffith, President and Chief Executive Officer of Activision Publishing, Inc.

"Thomas' extensive credentials and my personal experience working with him in the past give me confidence that he is the right person to build on our track record of growth and take us to the next level of leadership in the video game industry," said Mike Griffith.

"Thomas is an energetic, experienced and far-sighted executive with a strong track record as a financial professional from one of the world's most respected companies. His experience in business development, organizational management and international commerce make him the ideal choice to drive and manage Activision's strategic direction and growth and help us continue to deliver superior financial returns to our shareholders," added Robert Kotick, Chairman and CEO, Activision, Inc

"Bill Chardavoyne has contributed enormously to our strong financial and operational execution over the past five years. Today, Activision has a solid financial management organization and maintains one of the strongest balance sheets in the industry. We are deeply grateful for Bill's contributions over these last five years," Kotick continued.

Tippl added, "I expect to build on the solid financial foundation that exists at Activision to continue to maximize long-term shareholder value by focusing on sustained profitability, identifying and exploiting additional sources of revenue, expanding our operating margins, and maintaining Activision's culture of financial integrity."

Tippl, 38, joined Procter & Gamble in 1991 as Manager Financial Analysis, P&G Austria. He graduated at the top of his class with a Masters degree in Economics & Social Sciences from the Vienna University of Economics and Business Administration.

Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted net revenues of $1.4 billion for the fiscal year ended March 31, 2005.

Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Italy, Japan, Australia, Scandinavia, Spain and the Netherlands. More information about Activision and its products can be found on the company's World Wide Web site, which is located at www.activision.com.

The statements made in this press release that are not historical facts are "forward-looking statements". These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The Company cautions readers of this press release that a number of important factors could cause Activision's actual future results to differ materially from those expressed in any such forward-looking statements. Such factors include, without limitation, product delays, retail acceptance of our products, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third-party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities. These important factors and other factors that potentially could affect the Company's financial results are described in our filings with the Securities and Exchange Commission, including the Company's most recent Annual report on Form 10-K and Quarterly Report on Form 10-Q. Readers of this press release are referred to such filings. The Company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the Company's assumptions or otherwise. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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